Exhibit 21.1

Subsidiaries of the Company(1)

Domestic Subsidiaries:

The Men’s Wearhouse, Inc., a Texas corporation(2)

Jos. A. Bank Clothiers, Inc., a Delaware corporation(3)

The Joseph A. Bank Mfg. Co., Inc., a Delaware corporation(4)

TS Servicing Co., LLC, a Delaware limited liability company(4)

K&G Men’s Company Inc., a Delaware corporation(3)(5)

JA Holding, Inc., a Delaware corporation(3)

JA Apparel Corp., a Delaware corporation(6)

Nashawena Mills Corp., a Massachusetts corporation(7)

Joseph Abboud Manufacturing Corp., a Delaware corporation(7)

JA Apparel, LLC, a Delaware limited liability company(8)

MWDC Holding Inc., a Delaware corporation(3)

MWDC Texas Inc., a Delaware corporation(9)

Twin Hill Acquisition Company, Inc., a California corporation(3)(10)

Renwick Technologies, Inc., a Texas corporation(3)

TMW Merchants LLC, a Delaware limited liability company(3)

Tailored Shared Services, LLC, a Delaware limited liability company(3)

Tailored Brands Purchasing LLC, a Texas limited liability company(11)

Tailored Brands Gift Card Co LLC, a Texas limited liability company(11)

Foreign Subsidiaries:

Moores Retail Group Inc., a New Brunswick corporation(3)

Moores The Suit People Inc., a New Brunswick corporation(12)(13)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(12)

Tailored Brands Noborue Limited, a limited company incorporated in Hong Kong(14)

MWUK Holding Company Limited, a limited company incorporated in England and Wales(14)

Ensco 648 Limited, a limited company incorporated in England and Wales(15)

Ensco 645 Limited, a limited company incorporated in England and Wales(16)

MWUK Limited, a limited company incorporated in England and Wales(17)

AlexandraVêtements Professionnels SARL, a French société à responsabilité limitée(18)

Alexandra Corporate Fashion BV, a limited company incorporated under the laws of the Netherlands(18)

Tailored Brands Sourcing Holding Company Limited, an exempted company incorporated in the Cayman Islands with limited liability(2)

Tailored Brands Atlantic Company Limited, an exempted company incorporated in the Cayman Islands with limited liability(19)

Tailored Brands Pacific Company Limited, an exempted company incorporated in the Cayman Islands with limited liability(19)

Tailored Brands Central BV, a limited company incorporated under the laws of the Netherlands(19)

Tailored Brands Eastern Sourcing Limited, a limited company incorporated in Hong Kong(20)

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(1) As of January 28, 2017. The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 28, 2017.

(2) 100% owned by Tailored Brands, Inc.

(3) 100% owned by The Men’s Wearhouse, Inc.

(4) 100 % owned by Jos. A. Bank Clothiers, Inc.

(5) K&G Men’s Company Inc. does business under the names K&G Fashion Superstore, K&G Fashion, and K&G Suit Warehouse.

(6) 100% owned by JA Holding, Inc.  JA Apparel Corp. does business under the name Joseph Abboud.

(7) 100% owned by JA Apparel Corp.

(8)100% owned by Joseph Abboud Manufacturing Corp.

(9) MWDC Texas Inc. is 100% owned by MWDC Holding Inc. and does business under the name MWCleaners.

(10) Twin Hill Acquisition Company, Inc. does business under the name Twin Hill and Twin Hill Corporate Apparel.

(11) 100% owned by Tailored Shared Services, LLC.

(12)100% owned by Moores Retail Group Inc.

(13)Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vêtements Pour Hommes.

(14) 100% owned by owned by Moores The Suit People Inc.

(15) 100% owned by MWUK Holding Company Limited.

(16) 100% owned by owned by Ensco 648 Limited.

(17) 100% of the outstanding ordinary shares are owned by Ensco 645 Limited. MWUK Limited does business under the names Dimensions, Alexandra and Yaffy.

(18) 100% owned by MWUK Limited.

(19)100% owned by Tailored Brands Sourcing Holding Company Limited.

(20)100% owned by Tailored Brands Central BV, as trustee of Tailored Brands Sourcing Group (a China business trust)